As filed with the Securities and Exchange Commission on June 20,
1997

                                      Registration No._____________


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                                 _____

                               FORM S-8
                        REGISTRATION STATEMENT

                                 Under
                      The Securities Act of 1933
                              __________


                             USX CORPORATION
-------------------------------------------------------------------
          (Exact name of issuer as specified in its charter)

          Delaware                                25-0996816
    -----------------------                    ---------------------
   (State of Incorporation)                            (IRS Employer
                                                Identification No.)

                   MARATHON OIL COMPANY THRIFT PLAN
                   ---------------------------------
                       (Full title of the Plan)


             Dan D. Sandman, General Counsel and Secretary
                            USX CORPORATION
              600 Grant Street, Pittsburgh, PA 15219-4776
                            (412) 433-1121
        (Name, Address and Telephone No. of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------
Title of         Amount       Proposed       Proposed      Amount of
Securities       being        Maximum        Maximum       Registration
being            Registered   Offering       Aggregate     Fee
Registered                    Price Per      Offering
                              Share          Price

USX-U. S. Steel  6,000,000    $34.4375      $206,625,000   $62,614 (2)
Group (1)
Common Stock,
par value $1
per share

-------------------------------------------------------------------

(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)Calculated in accordance with Rule 457(c) based upon the average of the high and low prices as of June 16, 1997

                             PART II.

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

      The following documents filed with the Commission (File
No. 1-5153) by USX Corporation (hereinafter "USX," the "Company" or the "Corporation") are incorporated herein by reference:

1.  Annual Report on Form 10-K for the year ended December 31, 1996.

2.  Annual Report on Form 11-K of the Marathon Oil Company Thrift Plan
for the year   ended December 31, 1995.

3.  Quarterly Report on Form 10-Q for the period ended March 31, 1997.

4.  Current Reports on Form 8-K dated May 16 and May 17, 1997.

5.  The description of USX-U. S. Steel Group Common Stock contained in
USX's    Registration Statement on Form 8-A dated April 11, 1991.

    All documents subsequently filed by USX pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

       Inapplicable.

Item 5.   Interests of Named Experts and Counsel

       The validity of the issuance of the Securities being registered has been passed upon for the Company by
J. A. Hammerschmidt, Esq., Assistant General Counsel-Corporate and Assistant Secretary for the Company. Mr. Hammerschmidt in his capacity as Assistant General Counsel-Corporate and Assistant Secretary is paid a salary by the Company and participates in various employee benefit plans offered to employees of the Company generally.

Item 6.   Indemnification of Directors and Officers

       Article V of the USX's By Laws provides that USX shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of USX or is or was serving at the request of USX as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

       USX is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of USX) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorney's fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify such person against the expenses which are actually and reasonably incurred in connection therewith.
       Policies of insurance are maintained by the Corporation under which directors and officers of USX are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
      The Corporation's Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.
       Inapplicable.

Item 8.   Exhibits
       Refer to Exhibit Index following.
      The Registrant hereby undertakes that it will submit or has submitted the Marathon Oil Company Thrift Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Employees Retirement Income Security Act.

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
   Act of 1934, and each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                          -----------

     The Registrant. Pursuant to the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 18th day of June 1997.
                           USX CORPORATION

                           By:  /s/ Kenneth L. Matheny
                           ----------------------------------------
                             Kenneth L. Matheny
                             Vice President and Comptroller
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the 18th day of June, 1997.

                           *Thomas J. Usher
                           ----------------------------------------
                           Thomas J. Usher, Chairman of the
                           Board of Directors, Chief
                           Executive Officer and Director
                             (Principal Executive Officer)

                           *Robert M. Hernandez
                           ----------------------------------------
                           Robert M. Hernandez
                           Vice Chairman & Chief Financial
                           Officer and Director
                             (Principal Financial Officer)

                           /s/ Kenneth L. Matheny
                           ----------------------------------------
                           Kenneth L. Matheny
                           Vice President & Comptroller
                             (Principal Accounting Officer)

                           *Neil A. Armstrong
                           ----------------------------------------
                           Neil A. Armstrong, Director

                           *Victor G. Beghini
                           ----------------------------------------
                           Victor G. Beghini, Director

                           *Jeanette Grasselli Brown
                           ----------------------------------------
                           Jeanette Grasselli Brown, Director

                           *Charles A. Corry
                           ----------------------------------------
                           Charles A. Corry, Director

                           ----------------------------------------
                           Charles R. Lee, Director

                           *Paul E. Lego
                           ----------------------------------------
                           Paul E. Lego, Director

                           *Ray Marshall
                           ----------------------------------------
                           Ray Marshall, Director

                           *John F. McGillicuddy
                           ----------------------------------------
                           John F. McGillicuddy, Director

                           *John M. Richman
                           ----------------------------------------
                           John M. Richman, Director

                           *Seth E. Schofield
                           ----------------------------------------
                           Seth E. Schofield, Director

                           *John W. Snow
                           ----------------------------------------
                           John W. Snow, Director

                           *Paul J. Wilhelm
                           ----------------------------------------
                           Paul J. Wilhelm, Director

                           *Douglas C. Yearley
                           ----------------------------------------
                           Douglas C. Yearley, Director


                           /s/ Kenneth L. Matheny
                           ----------------------------------------
                           *By:  Kenneth L. Matheny
                                Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 19, 1997.

                           MARATHON OIL COMPANY THRIFT PLAN



                           By:  /s/Jerry Howard
                           -----------------------------------
                              Jerry Howard
                              Plan Administrator

                         EXHIBIT INDEX


4(a) The Fourth Article of USX's Restated Certificate of Incorporation dated September 1, 1996 defines the rights of holders of USX Capital Stock. (Incorporated by reference to Exhibit 3(a) to USX's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.)

 4(b)                       Form 8 Amendment to Registration
        Statement on Form 8-A dated October 5, 1992 with respect to the Amended and Restated Rights Agreement.

5        Opinion of J. A. Hammerschmidt, Esq., Assistant General
         Counsel-Corporate and Assistant Secretary of USX
         Corporation.

23(a)    Consent of Price Waterhouse LLP.

23(b)    Consent of J. A. Hammerschmidt, Esq., Assistant General
         Counsel-Corporate and Assistant Secretary of USX
         Corporation (contained in his opinion annexed hereto as Exhibit 5).

24       Powers of Attorney for Directors of USX Corporation.